UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2003

(Date of earliest event reported)

E-centives, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(240) 333-6100
(Registrant’s telephone number, including area code)

Item 9.                              Regulation FD Disclosure (Information furnished pursuant to Item 12 – Results of Operations and Financial Condition)

On August 7, 2003, E-centives, Inc. (“E-centives”) issued a press release announcing its financial results for the quarter ended June 30, 2003 and the first six months of 2003.  Such press release contains adjusted EBITDA information in the discussion of E-centives’ financial results.  Adjusted EBITDA represents net loss excluding interest expense, interest income, income taxes, depreciation and amortization, stock-based compensation, restructuring and impairment charges.

Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies.  E-centives uses adjusted EBITDA as a financial metric to measure the financial performance of the business excluding the impact of non-cash expenses and restructuring charges given the significant restructuring initiatives that have taken place during the past year.  For this reason,
E-centives believes adjusted EBITDA will also be useful to others, including its stockholders, as a valuable financial metric.

E-centives believes that adjusted EBITDA is a performance measure and not a liquidity measure, and a reconciliation between net loss and adjusted EBITDA is provided in the financial results.  Adjusted EBITDA should not be considered as an alternative to operating or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally excepted in the United States of America, or as a measure of liquidity.

A copy of such press release is attached as Exhibit 99.1 hereto.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

E-CENTIVES, INC.

	By:	/s/ David A. Samuels
David A. Samuels
Chief Financial Officer

Date: August 7, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 7, 2003, announcing E-centives, Inc.’s second quarter ended June 30, 2003 and first six months of 2003 financial results.